As filed with the Securities and Exchange Commission on December 20, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARADIGM CORPORATION
(Exact name of registrant as specified in its charter)

California	94-3133088
(State of Incorporation)	(I.R.S. Employer Identification No.)

3929 Point Eden Way
Hayward, CA 94545
(Address of principal executive offices)

2005 Equity Incentive Plan
(Full title of the plans)
Igor Gonda, Ph.D.
President and Chief Executive Officer
3929 Point Eden Way
Hayward, CA 94545
(510) 265-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James C Kitch, Esq.
Cooley Godward Kronish, LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(415) 693-2000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(1)	Share (2)	Price (2)	Registration Fee
Shares of Common Stock, no par value per share, reserved for future issuance under the 2005 Equity Incentive Plan	1,600,000	$1.535	$2,456,000	$75.40

(1)	This Registration Statement shall cover any additional shares of the Common Stock of Aradigm Corporation (the “Company” or “Registrant”) which become issuable under the Company’s 2005 Equity Incentive Plan (the “Plan”) set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Company’s outstanding Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high ($1.56) and low ($1.51) prices of the Company’s Common Stock as reported on the OTCBB on December 17, 2007 for shares available for issuance pursuant to the Plan (pursuant to Rule 457(c) under the Act).

SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed by Aradigm Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:
     (a) The contents of the Registration Statements on Form S-8 Nos. 333-15947, 333-62039, 333-92169, 333-63116, 333-107157 and 333-135122 filed with the Securities and Exchange Commission on November 12, 1996, August 21, 1998, December 6, 1999, June 15, 2001, July 18, 2003 and June 19, 2006, respectively, are incorporated by reference herein.
     (b) The Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and filed with the SEC on March 30, 2007, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and filed with the SEC on May 15, 2007, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and filed with the SEC on August 14, 2007, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and filed with the SEC on November 14, 2007 and the Company’s Current Reports on Form 8-K, filed with the SEC on January 30, 2007, February 26, 2007, April 17, 2007, June 5, 2007, July 11, 2007, July 24, 2007, August 14, 2007, September 4, 2007 and September 6, 2007.
     (c) The description of the Company’s Common Stock which is contained in a registration statement on Form 8-A filed with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.
EXHIBITS

Exhibit
Number

5.1	Opinion of Cooley Godward llp

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

2.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on December 17, 2007.

Aradigm Corporation
By:	/s/ Igor Gonda
Igor Gonda, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Igor Gonda, Ph.D. and Jeffery Grimes, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Igor Gonda (Igor Gonda, Ph.D.)	President and Chief Executive Officer (Principal Executive Officer)	December 17, 2007

/s/ Norm Halleen (Norm Halleen)	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	December 17, 2007

/s/ Frank H. Barker (Frank H. Barker)	Director	December 17, 2007

/s/ Stephen O. Jaeger (Stephen O. Jaeger)	Director	December 17, 2007

/s/ John M. Siebert (John M. Siebert)	Director	December 17, 2007

/s/ Virgil D. Thompson (Virgil D. Thompson)	Director	December 17, 2007

3.

EXHIBIT INDEX

Exhibit Number
Description

5.1	Opinion of Cooley Godward llp

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.